RUBY TUESDAY, INC.

Financial Results For the Second Quarter of Fiscal Year 2004 (unaudited)
(Amounts in thousands except per share amounts)

	13 Weeks Ended		13 Weeks Ended			26 Weeks Ended		26 Weeks Ended
	December 2,	Percent	December 3,	Percent	Percent	December 2,	Percent	December 3,	Percent	Percent
	2003	of Sales	2002	of Sales	Change	2003	of Sales	2002	of Sales	Change
Revenues:
Company restaurant revenues	$ 240,966	98.4	$ 208,054	98.4		$ 486,740	98.4	$ 426,767	98.3
Franchise income	4,038	1.6	3,449	1.6		8,116	1.6	7,248	1.7
Total operating revenues	245,004	100.0	211,503	100.0	15.8	494,856	100.0	434,015	100.0	14.0
Operating Costs and Expenses:
(as a percent of Company restaurant revenues)
Cost of merchandise	62,255	25.8	55,448	26.7		125,596	25.8	114,313	26.8
Payroll and related costs	77,890	32.3	70,825	34.0		155,578	32.0	145,264	34.0
Other restaurant operating costs	41,368	17.2	35,474	17.1		82,822	17.0	73,925	17.3
Depreciation and amortization	13,315	5.5	11,604	5.6		26,202	5.4	21,603	5.1
(as a percent of Total operating revenues)
Selling, general and administrative, net	15,036	6.1	10,497	5.0		31,116	6.3	21,361	4.9
Equity in (earnings) of unconsolidated franchises	(198)	(0.1)	(311)	(0.1)		(1,269)	(0.3)	(876)	(0.2)
Total operating costs and expenses	209,666		183,537			420,045		375,590
Earnings before Interest and Taxes	35,338	14.4	27,966	13.2	26.4	74,811	15.1	58,425	13.5	28.0
Interest expense, net	1,165	0.5	997	0.5		2,515	0.5	491	0.1
Pre-tax Profit	34,173	13.9	26,969	12.8		72,296	14.6	57,934	13.3
Provision for income taxes	12,131	5.0	9,384	4.4		25,741	5.2	20,160	4.6
Net Income	$ 22,042	9.0	$ 17,585	8.3	25.3	$ 46,555	9.4	$ 37,774	8.7	23.2

Earnings Per Share:
Basic	$ 0.34		$ 0.27		25.9	$ 0.72		$ 0.59		22.0

Diluted	$ 0.33		$ 0.27		22.2	$ 0.70		$ 0.58		20.7

Shares:
Basic	65,243		63,870			65,026		63,844

Diluted	66,884		64,899			66,527		65,000